UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 17, 2025

NEW ENGLAND REALTY ASSOCIATES LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-31568	04-2619298

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

39 Brighton Avenue, Allston, Massachusetts	02134

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 783-0039

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
CLASS A LIMITED PARTNERSHIP UNITS	NEN	NYSE AMERICAN

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01

Entry into a Material Definitive Agreement.

On April 15, 2025, New England Realty Associates Limited Partnership (the “Company”) entered into a Purchase and Sale Agreement (the "Purchase Agreement") to cause its wholly-owned subsidiaries to purchase a multifamily and commercial real property located at 49-51-53-55 Hill Road, 10-12-22-24 Vale Road and 7-45 Hill Road, 10-16 Pond Street, 18-24 Pond Street, 26-32 Pond Street, 34-40 Pond Street, 66-72 Pond Street, 74-80 Pond Street, 6-8 Pond Street, 13-19 Pond Street, 14-20 Hill Road, 22-28 Hill Road, 30-36 Hill Road, 38-44 Hill Road, 46-52 Hill Road, 42-48 Pond Street, 45-51 Pond Street, 50-56 Pond Street, 53-59 Pond Street, 58-64 Pond Street, 21-27 Pond Street, 29-35 Pond Street, and 37-43 Pond Street (the “Hill Estates Properties”), together with commercial properties located at 1 Vale Road (aka 4 Vale Road), 4 Hill Road and 55 Brighton Street. In addition, the Company is also buying two non-contiguous commercial properties located at 26 Brighton Avenue, and 90 Concord Avenue, Belmont, Middlesex County, Massachusetts (the “Off Campus Properties”) from Oak Realty and Service Company, LLC, Vale Realty and Service Company, LLC and Digiovanni Bros., Inc. (collectively, the “Seller”).

The property consists of 391 residential condominium units within twenty-eight (28) buildings known as Hill Estates, a two-story maintenance and administrative building, a two-story office building with basement, a two-story mixed use building with two ground floor retail units and five residential apartment units, a 10,500 square foot office building, and an approximately 13,350 square foot office building, along with all buildings, structures, fixtures, roads, driveways, approximately 589 parking spaces, and other improvements on the property. The total purchase price for the property under the purchase agreement is $175,000,000 with an allocated purchase price of $172,000,000 for the Hill Estates Properties and three commercial buildings, and $3,000,000 for the Off Campus Properties. The Company provided a $5,000,000 deposit at signing of the Purchase Agreement, refundable upon termination of the Purchase Agreement due to uncured title objections, a Major Casualty (in excess of $500,000), or any Seller default. The purchase and sale of the property is subject to a title due diligence period for the Company which will expire on May 6, 2025. In addition, the Company may perform any other inspections it deems necessary up until the closing date. The Company expects closing of the purchase on May 15, 2025, subject to the satisfaction of closing conditions. The Company has the right to extend the 30-day closing date by an additional 30 days, upon notice and payment of an additional $3,000,000 deposit. The Company plans to finance the purchase with cash and debt.

The Company’s obligation to purchase the Hill Estates Properties, the commercial properties and the Off Campus Properties is conditioned upon (i) delivery of all required items to the Company as set forth in the Purchase Agreement; (ii) all of Seller’s representations and warranties contained in the Purchase Agreement being true and correct in all material respects as of the closing; (iii) Seller having performed and observed all covenants made in the Purchase Agreement in all material respects; and (iv) the purchased property being in the same condition as of the closing as it was on the date the Purchase Agreement was signed, reasonable wear and tear and damage by minor casualty only excepted.

The Purchase Agreement contains customary representations and warranties made by the parties thereto and customary covenants and agreements.

The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text thereof, a copy of which is set forth in Exhibit 1.01 attached to this Current Report on Form 8-K and incorporated into this item 1.01 by reference.

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the federal securities laws. Statements made in this release that are not strictly statements of historical facts, including the Company’s expectations regarding: (i) the satisfaction of the conditions to the closing of the proposed purchase of the Hill Estate Properties, the commercial properties and the Off Campus Properties and (ii) the expected occurrence of such closing and the timing thereof. Statements of anticipated future results are based on current expectations and are subject to a number of risks and uncertainties, including, but not limited to: the Company’s ability to complete due diligence to its satisfaction and the Company’s ability to obtain financing sufficient to complete the proposed transaction. Actual results may differ markedly from management’s expectations. Readers are cautioned not to place undue reliance upon any such forward-looking statements. The forward-looking statements in this Current Report on Form 8-K speak only as of the date of this report and the Company does not intend to update forward-looking statements other than as required by law.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.01	PURCHASE AND SALE AGREEMENT BY AND BETWEEN OAK REALTY AND SERVICE COMPANY, LLC, VALE REALTY AND SERVICE COMPANY, LLC, and DIGIOVANNI BROS., INC., AS SELLER, AND HILL ESTATES NERA, LLC, a Delaware limited liability company, and BRIGHTON 26 & CONCORD 90 NERA, LLC, a Massachusetts limited liability company, AS PURCHASERAs of April 15, 2025

104	Cover Page Interactive Data File-the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW ENGLAND REALTY ASSOCIATES LIMITED PARTNERSHIP

	By:	NewReal, Inc., its General Partner

		By	/s/ Jameson Brown
Jameson Brown, its Treasurer
Date April 17, 2025

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